Exhibit 99.1

        SOVEREIGN BANCORP, INC. ANNOUNCES FIRST QUARTER 2007 EARNINGS

    PHILADELPHIA, April 18 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported net income for the first quarter of 2007 of $48.1 million, or $.09 per diluted share as compared to $141 million, or $.36 per diluted share, for the first quarter of 2006. Net income in first quarter of 2007 included net charges related to the previously announced expense reduction initiative and balance sheet restructuring of $52.3 million after-tax or $.11 per share, as well as merger related and other one-time charges which in the aggregate was less than $.01 per share. In addition, a charge related to the correspondent home equity held for sale portfolio was recorded of $76.4 million after-tax or $.15 per share. Net income in the first quarter of 2006 included charges related to proxy and related professional fees of $9.3 million after-tax, or $.02 per share.

    For the quarter ended March 31, 2007, Sovereign's operating earnings for EPS purposes were $180 million, or $.35 per diluted share, which excluded the charges mentioned above, as compared to $155 million, or $.38 per diluted share a year ago, which also excluded the above-mentioned charges. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

    Commenting on results for the first quarter of 2007, Joseph P. Campanelli, Sovereign's President and CEO, stated, "We are on-track with respect to our cost-cutting goals, as our G&A expenses declined $25 million on a linked quarter basis. We substantially completed our balance sheet restructuring during the quarter, and despite the additional charges required, we are pleased to report reductions in wholesale assets in excess of $6 billion, and reductions of wholesale borrowings in excess of $9 billion. Credit quality remains within an expected tolerance. Our core commercial and consumer loan growth was strong during the quarter."

    Net Interest Income and Margin

    For the first quarter of 2007, Sovereign reported net interest income of $488 million as compared to $404 million in the first quarter of 2006. Sovereign's average loan balances, including acquisitions and loans held-for-sale, increased by $17.0 billion over last year. Reflecting the loan sales that settled during the first quarter of 2007, average loan balances decreased about $2.2 billion on a linked quarter basis to $61.2 billion. The period-end loan portfolio decreased by approximately $6.4 billion from fourth quarter levels, reflecting the sale of approximately $2.5 billion of residential mortgage loans, $1.3 billion of multi-family loans, and $3.3 billion of correspondent home equity loans that settled during the first quarter as well as planned runoff in residential mortgage loans. This decrease was partially offset by strong auto loan growth and growth in commercial loans. Sovereign's average core deposits, including acquisitions, increased $9.2 billion over last year and decreased $267 million linked quarter to $36.1 billion, driven by reductions in higher-cost categories.

    Net interest margin was 2.70% for the first quarter of 2007 as compared to 2.60% in the fourth quarter of 2006 and 3.00% a year ago. The increase in net interest margin reflects the partial effects of the balance sheet restructuring, which settled throughout the first quarter of 2007, as well as additional loan prepayment fees. The yield on interest earning assets expanded 15 basis points during the quarter while total funding costs increased 6 basis points during the same period.

    Non-Interest Income

    Total fees and other income before security gains totaled $45.9 million for the first quarter of 2007 compared to $134 million a year ago and $149 million last quarter. Included in first quarter fee income was the aforementioned charge of $120 million related to the correspondent home equity portfolio due primarily to widening of credit spreads. Consumer and commercial banking fees increased 18% from a year ago, primarily a result of the Independence acquisition, and were down 3.6% from the fourth quarter of 2006. Fee revenues on a linked quarter basis were impacted by seasonal factors typically present in the consumer banking fees the first quarter of each year.

    Mortgage banking revenues for the quarter were a loss of $107 million, compared to a loss of $7.6 million last quarter and gains of $13.0 million in the same quarter a year ago. Included in mortgage banking revenues for the quarter was an additional charge of $120 million related to the sale of correspondent home equity loans, which included the establishment of a reserve for any potential loan repurchases that may result from certain obligations under the sales agreement as well as the lower of cost or market adjustment for the loans that were not sold. Also included in mortgage banking revenues was a $6.1 million net gain related to the sale of approximately $1.3 billion of multi-family loans.

    Non-Interest Expense

    G&A expenses were $330 million for the first quarter of 2007, down $25 million or 7.0% from the fourth quarter of 2006 as a result of expense reduction initiatives implemented late in the fourth quarter and during the first quarter of 2007 and decreased marketing expenditures in the first quarter of 2007. G&A expenses to average assets were 1.53% for the quarter, compared to 1.56% in the fourth quarter of 2006 and 1.77% a year ago.

    First Quarter Charges

    Several charges are reflected in Sovereign's financial statements this quarter. These charges relate to the previously announced cost cutting and balance sheet restructuring program and the Independence acquisition. Management believes that these events are unusual in nature, and therefore has excluded these charges from its operating earnings definition in order for analysts and investors to obtain a clearer picture of Sovereign's earnings stream going forward. Because these charges impact several categories of Sovereign's income statement, the following table highlights which items management has designated as special charges, and where these charges are reflected:

                                  Pre-tax
Income Statement Line Item    (Charge)/Benefit    Explanation
--------------------------    ----------------    ---------------------------
Balance Sheet Restructuring Gain/(Loss):

Mortgage Banking Revenue      $  (120) million    Charge related to
                                                  correspondent home
                                                  equity loans

                              $    6.1 million    Net gain on sale of $1.3
                                                  billion multi-family loans

Expense Reduction Initiative and Independence Acquisition Charges:

Other Expense                 $ (43.4) million    Charges associated with the
                                                  freezing of the ESOP

                              $ (20.0) million    Reduction in workforce and
                                                  other restructuring

                              $  (2.1) million    Merger and integration
                                                  charges related to
                                                  Independence

    Asset Quality

    Annualized net charge-offs were .16% of average loans for the first quarter, compared to .29% (excluding special charges) in the fourth quarter of 2006 and ..26% a year ago. In dollars, net charge-offs were $24.1 million this quarter versus $46.4 million (excluding credit charges related to the correspondent home equity portfolio and residential mortgage loans) in the prior quarter and $28.3 million a year ago.

    Non-performing loans to total loans held for investment increased 4 basis points from fourth quarter levels to .39%. Non-performing loans increased by $23.7 million from last quarter to $218 million. The allowance for credit losses to non-performing loans was 231% at March 31, 2007, as compared to 251% at December 31, 2006 and 239% at March 31, 2006.

    Sovereign's provision for credit losses was $46.0 million this quarter, compared to $366 million in the fourth quarter of 2006 and $29.0 million in the first quarter of 2006. The provision for credit losses in the prior quarter included a $296 million lower of cost or market adjustment on the correspondent home equity portfolio held-for-sale.

    Sovereign has limited exposure to both sub-prime and Alt-A residential mortgages. Sovereign's sub-prime mortgage exposure is approximately $320 million, or about 2% of residential mortgage loans outstanding. Sovereign's Alt-A exposure is $2.6 billion, or 18% of residential mortgage loans outstanding, down from about 25% at year-end due to the sale of residential mortgage loans during the quarter. Delinquencies in the Alt-A mortgage portfolio were 3.43% at March 31, 2007 as compared to 3.79% at year-end and 2.14% a year ago.

    Capital

    Sovereign's Tier 1 leverage ratio was 6.25% at March 31, 2007, up from 5.73% at year-end. Tangible equity to tangible assets, which includes preferred stock, was 4.20%. Tangible common equity to tangible assets was 3.94%. The equity to assets ratio was 10.57% at March 31, 2007. Sovereign Bank's Tier 1 leverage ratio was 6.82% and the Bank's total risk-based capital ratio was 10.48% at March 31, 2007.

    On April 13, 2007, Moody's raised the ratings of Sovereign and its affiliates one notch. Sovereign's senior unsecured rating was raised to A3 from Baa1, the long-term deposits rating on Sovereign Bank was raised to A2 from A3 and the short-term deposits rating was raised to P-1 from P-2. Moody's noted that the ratings reflect Sovereign's solid market shares in its direct banking franchise in the New England and Mid-Atlantic states and a diversified loan portfolio. Upward pressure on the rating would occur if Sovereign were to demonstrate the successful integration of Independence resulting in an improved franchise and profitability and restoring its capital ratios promptly.

    About Sovereign

    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with $82 billion in assets as of March 31, 2007 with principal markets in the Northeast United States. Sovereign Bank has nearly 785 community banking offices, over 2,300 ATMs and approximately 11,350 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.

    Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign's First Quarter 2007 earnings call on Thursday, April 19 beginning at 9:00 a.m. ET at http://www.sovereignbank.com >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1511632 . International parties are invited to dial into the conference call at 706-679-7706. The webcast and replay can be accessed anytime from 9:00 a.m. ET on Thursday, April 19, 2007 through 12:00 a.m. ET on July 18, 2007. Questions may be submitted during the call via email accessible from Sovereign Bancorp's broadcast and Investor Relations sites. A telephone replay will be accessible from 11:00 a.m. ET on Thursday, April 19, 2007 through 12:00 a.m. ET (midnight) on Thursday, April 26 2007 by dialing 1-800-642-1687, confirmation id #3572082.

    Note:

    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2006 and 2007 EPS purposes represent net income adjusted for the after-tax effects of merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

    Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp's performance or recommendations regarding Sovereign's securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign's performance or recommendations regarding Sovereign's securities imply Sovereign's endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                              Quarter Ended
                                     --------------------------------------------------------------
(dollars in millions, except per      Mar. 31      Dec. 31      Sept. 30     June 30      Mar. 31
share data)                             2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Operating Data

Net income (loss)                    $     48.1   $   (129.4)  $    184.0   $    (59.1)  $    141.4
Net income (loss) for EPS
 purposes                                  44.4       (133.1)       188.5        (61.5)       147.7
Operating earnings for EPS
 purposes (1)                             179.6        166.6        207.0        163.2        155.2
Net interest income                       487.9        487.0        491.8        438.8        404.0
Provision for credit losses (6)            46.0        366.0         45.0         44.5         29.0
Total fees and other income
 before securities transactions (7)        45.9        149.4        171.9        142.0        134.3
Net gain (loss) on investment
 securities (8)                             1.0        (36.1)        29.2       (305.0)           -
G&A expense                               330.0        354.9        351.8        303.3        280.0
Other expenses (9)                        116.8        134.5         75.3         58.9         44.8

Performance Statistics

Bancorp

Net interest margin                        2.70%        2.60%        2.64%        2.86%        3.00%
Return on average assets                   0.22%       -0.57%        0.81%       -0.32%        0.90%
Operating return on average
 assets (1)                                0.83%        0.73%        0.91%        0.89%        0.98%
Return on average equity                   2.23%       -5.82%        8.47%       -3.54%        9.72%
Operating return on average
 equity (1)                                8.34%        7.49%        9.52%        9.77%       10.68%
Return on average tangible equity          6.01%      -15.54%       23.72%       -8.16%       19.29%
Operating return on average
 tangible equity (1)                      22.46%       20.00%       26.68%       22.54%       21.18%
Annualized net loan charge-offs
 to average loans (10)                     0.16%        2.75%        0.23%        0.23%        0.26%
G & A expense to average assets            1.53%        1.56%        1.55%        1.66%        1.77%
Efficiency ratio (3)                      61.83%       55.77%       53.01%       52.22%       52.01%

Per Share Data

Basic earnings (loss) per
 share (2)                           $     0.09   $    (0.28)  $     0.39   $    (0.15)  $     0.38
Diluted earnings (loss) per
 share (2)                                 0.09        (0.28)        0.37        (0.15)        0.36
Operating earnings per
 share (1)(2)                              0.35         0.33         0.41         0.37         0.38
Dividend declared per share               0.080        0.080        0.080        0.080        0.060
Common book value (4)                     17.87        17.83        18.07        17.50        15.64
Common stock price:
  High                               $    26.42   $    25.90   $    21.60   $    21.76   $    21.53
  Low                                     24.07        21.27        20.07        20.19        19.57
  Close                                   25.44        25.39        21.51        20.31        20.87
Weighted average common shares:
  Basic (2)                               475.1        473.4        472.4        412.0        376.9
  Diluted (2)(5)                          475.1        473.4        506.1        412.0        410.4
End-of-period common shares:
  Basic                                   475.7        473.8        472.6        471.8        359.3
  Diluted                                 509.8        508.7        506.5        505.5        391.1

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page H and I for a reconciliation of GAAP and Non-GAAP measures.

(2) Prior period earnings per share and weighted average common shares have been restated to reflect the 5% stock dividend paid to shareholders of record on June 15, 2006.

(3) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.

(4) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.

(5) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first quarter of 2007 and the second and fourth quarters of 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

(7) The first quarter of 2007 includes a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.

(8) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

(9) The first quarter of 2007 includes $43.4 million of ESOP expense related to freezing of the plan and $20 million of charges related to employee severance and charges associated with closing certain branch locations. The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.

(10) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

                                                              Quarter Ended
                                     --------------------------------------------------------------
                                      Mar. 31      Dec. 31      Sept. 30     June 30      Mar. 31
(dollars in millions)                   2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Financial Condition Data:

General
  Total assets                       $   82,194   $   89,642   $   90,410   $   88,753   $   65,060
  Loans (1)                              56,125       62,589       63,178       61,610       45,164
  Total deposits and customer
   related accounts:                     52,563       52,385       52,784       52,592       38,820
    Core deposits and other
     customer related
     accounts                            37,001       36,321       36,031       36,593       27,143
    Time deposits                        15,562       16,064       16,753       15,999       11,678
  Borrowings                             19,162       26,850       27,101       26,171       19,216
  Minority interests                        157          156          210          209          206
  Stockholders' equity                    8,695        8,644        8,734        8,451        5,900
  Goodwill                                5,006        5,005        4,990        4,930        2,715
  Core deposit and other
   intangibles                              465          498          533          633          197

Asset Quality
  Non-performing assets (2)          $    253.9   $    221.6   $    273.1   $    259.1   $    200.5
  Non-performing loans (2)                217.6        193.9        232.8        219.7        183.5
  Non-performing assets to
   total assets (2)(3)                     0.31%        0.27%        0.30%        0.29%        0.31%
  Non-performing loans to
   loans (2)(3)                            0.39%        0.35%        0.37%        0.36%        0.41%
  Allowance for credit losses        $    503.3   $    486.3   $    558.1   $    551.4   $    438.5
  Allowance for credit losses
    to total loans (3)                     0.90%        0.88%        0.88%        0.90%        0.97%
  Allowance for credit losses
    to non-performing loans (2)             231%         251%         240%         251%         239%

Capitalization - Bancorp (4)
  Stockholders' equity to
   total assets                           10.58%        9.64%        9.66%        9.52%        9.07%
  Tier 1 leverage capital ratio            6.25%        5.73%        5.82%        5.69%        6.74%
  Tangible equity to tangible
   assets                                  4.20%        3.73%        3.78%        3.49%        4.81%
  Tangible common equity to
   tangible assets                         3.94%        3.50%        3.55%        3.25%        4.81%

Capitalization - Bank (4)
  Stockholders' equity to
   total assets                           12.79%       11.76%       11.65%        9.70%       10.59%
  Tier 1 leverage capital ratio            6.82%        6.22%        6.21%        6.28%        6.97%
  Tier 1 risk-based capital ratio          7.77%        7.52%        7.67%        7.91%        8.52%
  Total risk-based capital
   ratio                                  10.48%       10.07%       10.34%       10.28%       10.97%

(1)  Loans at December 31, 2006 include $7.6 billion of loans held for sale.

(2) Non performing loans and assets at March 31, 2007 exclude $22.4 million of correspondent home equity loans that were written down to fair value at March 31, 2007 since they were previously classified as held for sale at December 31, 2006. Sovereign has reclassified these loans back into our loan portfolio as of March 31, 2007. Non- performing loans and assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non- accrual loans that are classified as held for sale.

(3) The calculation of these ratios at March 31, 2007 excludes approximately $600 million of loans that have been marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

(4) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

                                              Mar. 31          Dec. 31          Sept. 30
(dollars in thousands)                          2007             2006             2006
----------------------------------------   --------------   --------------   --------------
Assets
Cash and amounts due from
 depository institutions                   $    1,669,623   $    1,804,117   $    1,932,603
Investments:
    Available-for-sale                         13,640,209       13,874,628       12,821,075
    Held-to-maturity                                    -                -                -
    Other investments                             703,738        1,003,012        1,020,723
      Total investments                        14,343,947       14,877,640       13,841,798
Loans:
  Commercial                                   29,852,212       30,472,343       29,984,325
  Consumer                                     26,273,285       32,116,253       33,193,395
    Total loans (1)                            56,125,497       62,588,596       63,177,720
Less allowance for loan losses                   (487,286)        (471,030)        (544,482)
    Total loans, net                           55,638,211       62,117,566       62,633,238
Premises and equipment, net                       588,695          605,707          591,601
Accrued interest receivable                       363,013          422,901          413,018
Goodwill                                        5,006,290        5,005,185        4,989,539
Core deposit and other intangibles                465,421          498,420          532,626
Bank owned life insurance                       1,745,145        1,725,222        1,704,955
Other assets                                    2,373,220        2,585,091        3,770,681
    Total assets                           $   82,193,565   $   89,641,849   $   90,410,059

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
    Core and other customer related
     accounts                              $   37,001,193   $   36,320,674   $   36,030,850
    Time deposits                              15,561,764       16,063,880       16,752,764
      Total                                    52,562,957       52,384,554       52,783,614
Borrowings and other debt
 obligations                                   19,162,252       26,849,717       27,100,522
Other liabilities                               1,616,574        1,606,794        1,582,174
    Total liabilities                          73,341,783       80,841,065       81,466,310
Minority interests                                156,896          156,385          209,972
Stockholders' equity:
  Preferred Stock                                 195,445          195,445          195,445
  Common Stock                                  6,186,470        6,183,281        6,166,992
  Warrants and stock options                      344,979          343,391          338,867
  Unallocated ESOP shares                         (19,019)         (19,019)         (21,396)
  Treasury stock                                  (22,257)         (49,028)         (57,646)
  Accumulated other comprehensive loss            (13,177)         (24,746)         (74,543)
  Retained earnings                             2,022,445        2,015,075        2,186,058
    Total stockholders' equity                  8,694,886        8,644,399        8,733,777
    Total liabilities and
     stockholders' equity                  $   82,193,565   $   89,641,849   $   90,410,059

                                              June 30          Mar. 31
(dollars in thousands)                          2006             2006
----------------------------------------   --------------   --------------
Assets
Cash and amounts due from depository
 institutions                              $    1,714,042   $      997,447
Investments:
    Available-for-sale                         12,218,168        7,063,492
    Held-to-maturity                                    -        4,936,066
    Other investments                             933,507          670,353
      Total investments                        13,151,675       12,669,911
Loans:
  Commercial                                   28,999,921       17,250,897
  Consumer                                     32,610,190       27,913,516
      Total loans (1)                          61,610,111       45,164,413
Less allowance for loan losses                   (537,372)        (421,860)
      Total loans, net                         61,072,739       44,742,553
Premises and equipment, net                       587,254          408,119
Accrued interest receivable                       375,213          275,343
Goodwill                                        4,929,586        2,715,217
Core deposit and other intangibles                632,665          196,756
Bank owned life insurance                       1,686,571        1,027,403
Other assets                                    4,603,322        2,027,191
      Total assets                         $   88,753,067   $   65,059,940

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related
 accounts:
   Core and other customer related
    accounts                               $   36,593,254   $   27,142,655
   Time deposits                               15,999,234       11,677,492
     Total                                     52,592,488       38,820,147
Borrowings and other debt obligations          26,170,589       19,216,159
Other liabilities                               1,329,383          917,661
   Total liabilities                           80,092,460       58,953,967
Minority interests                                209,466          206,141
Stockholders' equity:
  Preferred Stock                                 195,445                -
  Common Stock                                  6,156,925        3,657,038
  Warrants and stock options                      337,637          335,717
  Unallocated ESOP shares                         (21,396)         (21,396)
  Treasury stock                                  (65,984)        (466,328)
  Accumulated other comprehensive loss           (193,186)        (211,760)
  Retained earnings                             2,041,700        2,606,561
    Total stockholders' equity                  8,451,141        5,899,832
    Total liabilities and stockholders'
     equity                                $   88,753,067   $   65,059,940

(1)  Loans at December 31, 2006 include $7.6 billion of loans held for sale.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                              Quarter Ended
                                     --------------------------------------------------------------
(dollars in millions, except per      Mar. 31      Dec. 31      Sept. 30     June 30      Mar. 31
share data)                             2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Interest and dividend
 income:
   Interest on interest-earning
    deposits                         $    6,236   $    6,274   $    5,408   $    2,954   $    2,116
   Interest on investment
    securities
      Available for sale                189,835      192,996      202,831      116,653       90,095
      Held to maturity                        -            -            -       50,473       53,553
      Other                              14,301       19,508       13,287       13,016        5,603
   Interest on loans                  1,016,967    1,035,224    1,019,325      808,922      688,166
       Total interest and
        dividend income               1,227,339    1,254,002    1,240,851      992,018      839,533
Interest expense:
    Deposits and
     related customer accounts          413,251      421,472      412,858      306,030      231,837
    Borrowings                          326,235      345,498      336,206      247,217      203,738
        Total interest expense          739,486      766,970      749,064      553,247      435,575
        Net interest income             487,853      487,032      491,787      438,771      403,958
Provision for credit losses (3)          46,000      365,961       45,000       44,500       29,000
        Net interest income after
         provision for credit
         losses                         441,853      121,071      446,787      394,271      374,958
Non-interest income:
    Consumer banking fees                68,014       73,389       74,298       67,467       60,798
    Commercial banking fees              49,408       48,405       47,690       43,949       39,016
    Mortgage banking revenue (1)       (107,205)      (7,606)      14,329        4,524       12,992
    Capital markets revenue               5,689        7,358        4,009        2,313        3,889
    Bank owned life
     insurance income                    20,509       20,237       20,116       15,359       11,327
    Other                                 9,467        7,586       11,409        8,363        6,319
      Total fees and other income
       before security gains             45,882      149,369      171,851      141,975      134,341
     Net gain/(loss)
      on securities (4)                     970      (36,089)      29,154     (305,027)           -
        Total non-interest
         income                          46,852      113,280      201,005     (163,052)     134,341
Non-interest expense:
General and
 administrative
     Compensation and benefits          173,796      176,851      182,607      149,467      143,778
     Occupancy and equipment             80,519       79,221       78,594       68,155       64,193
     Technology expense                  23,336       25,680       25,128       23,114       21,566
     Outside services                    15,278       19,920       17,928       16,592       14,755
     Marketing expense                    8,832       15,731       14,552       14,548       10,222
     Other administrative expenses       28,235       37,496       33,009       31,417       25,465
        Total general and
         administrative                 329,996      354,899      351,818      303,293      279,979
Other expenses:
  Amortization of intangibles            33,253       34,302       34,092       24,225       17,219
  Other minority interest
   expense and equity
   method expense                        18,415       10,974       12,850       17,033       16,034
Loss on economic hedges                       -            -            -       11,387            -
Proxy and related
 professional fees                         (391)           -            -            -       14,337
Restructuring, other employee
 severance and debt
 repurchase charges                      20,032       78,668            -            -            -
ESOP expense related
 to freezing of plan                     43,385            -            -            -            -
Merger-related and
 integration charges                      2,076       10,558       28,403        6,257       (2,798)
    Total other expenses                116,770      134,502       75,345       58,902       44,792
       Total non-interest
        expense                         446,766      489,401      427,163      362,195      324,771
    Income/(loss) before
     income taxes                        41,939     (255,050)     220,629     (130,976)     184,528
Income tax expense/(benefit)             (6,120)    (125,610)      36,620      (71,920)      43,130
    Net income/(loss)                $   48,059   $ (129,440)  $  184,009   $  (59,056)  $  141,398

(1) Mortgage banking activity is
    summarized below:

(Losses)/gains on sale of
 mortgage loans and related
 securities, multifamily loans,
 and home equity loans (2)           $ (107,064)  $   (7,838)  $   14,665   $    3,136   $    9,762
Net gains/(loss)
 recorded under SFAS 133                   (388)         821         (423)        (663)       1,090
Mortgage servicing fees, net of
 mortgage servicing rights
 amortization                               247        2,863        3,758        2,051        2,140
Mortgage servicing
 right impairments                            -       (3,452)      (3,671)           -            -
     Total mortgage
      banking revenues               $ (107,205)  $   (7,606)  $   14,329   $    4,524   $   12,992

(2) First quarter of 2007 results include a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi-family loans.

(3) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well a $14 million commercial loan charge-off.

(4) The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)

                                                     Quarter Ended March 31, 2007
                                           ------------------------------------------------
                                              Average                            Yield/
(dollars in thousands)                        Balance        Interest(1)          Rate
----------------------------------------   --------------   --------------   --------------
Earning assets:
  Investment securities                    $   15,175,372   $      230,601             6.09%
  Loans:
    Commercial                                 24,599,792          438,157             7.21%
    Multi-Family                                5,890,879           98,783             6.72%
    Consumer:
        Residential mortgages                  15,592,954          223,023             5.72%
        Home equity loans and
         lines of credit                        9,497,940          165,351             7.04%
      Total consumer loans
       secured by real estate                  25,090,894          388,374             6.22%
      Auto Loans                                5,186,143           86,142             6.74%
      Other                                       422,161            8,821             8.47%
    Total Consumer                             30,699,198          483,337             6.34%
  Total loans                                  61,189,869        1,020,277             6.72%
    Allowance for loan losses                    (474,518)
Total earning assets                           75,890,723   $    1,250,878             6.64%
Other assets                                   11,724,949
    Total assets                           $   87,615,672

Funding liabilities:
  Deposits and other customer
   related accounts:
        NOW accounts                       $    5,994,720   $       16,439             1.11%
        NOW accounts- government
         & wholesale                            4,876,155           61,329             5.10%
        Customer repurchase
         agreements                             1,486,310           16,639             4.54%
        Savings accounts                        4,572,309            7,179             0.64%
        Money market accounts                   9,150,410           74,261             3.29%
        Money market accounts-
         wholesale                              3,642,754           49,656             5.53%
      Core and other customer
       related accounts                        29,722,658          225,503             3.08%
      Time deposits                            15,747,878          187,748             4.84%
  Total deposits and other customer
   related accounts                            45,470,536          413,251             3.69%
  Borrowings:
        Wholesale borrowings                   19,842,592          249,264             5.07%
        Other borrowings                        5,412,697           76,971             5.71%
  Total borrowings                             25,255,289          326,235             5.21%
Total funding liabilities                      70,725,825          739,486             4.23%
Non-interest bearing DDA                        6,335,301
Other liabilities                               1,819,565
    Total liabilities                          78,880,691
Stockholders' equity                            8,734,981
    Total liabilities and
     stockholders' equity                  $   87,615,672
Net interest income                                         $      511,392
Interest rate spread                                                                   2.41%
Contribution from interest free funds                                                  0.29%
Net interest margin                                                                    2.70%

                                                   Quarter Ended December 31, 2006
                                           ------------------------------------------------
                                              Average                            Yield/
(dollars in thousands)                        Balance        Interest(1)          Rate
----------------------------------------   --------------   --------------   --------------
Earning assets:
  Investment securities                    $   15,546,680   $      239,227             6.15%
  Loans:
    Commercial                                 24,196,553          437,496             7.18%
    Multi-Family                                6,103,412           97,708             6.39%
    Consumer:
        Residential mortgages                  17,897,922          252,415             5.64%
        Home equity loans and
         lines of credit                       10,145,548          166,656             6.53%
      Total consumer loans secured
       by real estate                          28,043,470          419,071             5.96%
      Auto Loans                                4,628,603           74,578             6.39%
      Other                                       427,026            9,375             8.71%
    Total Consumer                             33,099,099          503,024             6.06%
  Total loans                                  63,399,064        1,038,228             6.52%
    Allowance for loan losses                    (544,425)
Total earning assets                           78,401,319   $    1,277,455             6.49%
Other assets                                   11,743,219
    Total assets                           $   90,144,538

Funding liabilities:
  Deposits and other customer related
   accounts:
        NOW accounts                       $    6,125,347   $       17,703             1.15%
        NOW accounts- government
         & wholesale                            4,660,198           60,073             5.11%
        Customer repurchase
         agreements                             1,499,900           17,953             4.75%
        Savings accounts                        4,755,332            7,722             0.64%
        Money market accounts                   8,688,901           66,816             3.05%
        Money market accounts-
         wholesale                              3,999,190           55,546             5.51%
      Core and other customer related
       accounts                                29,728,868          225,813             3.01%
      Time deposits                            16,469,164          195,659             4.71%
  Total deposits and other customer
   related accounts                            46,198,032          421,472             3.62%
  Borrowings:
        Wholesale borrowings                   21,523,167          267,556             4.95%
        Other borrowings                        5,389,251           77,942             5.76%
  Total borrowings                             26,912,418          345,498             5.12%
Total funding liabilities                      73,110,450          766,970             4.17%
Non-interest bearing DDA                        6,596,008
Other liabilities                               1,621,142
    Total liabilities                          81,327,600
Stockholders' equity                            8,816,938
    Total liabilities and
     stockholders' equity                  $   90,144,538
Net interest income                                         $      510,485
Interest rate spread                                                                   2.32%
Contribution from interest free funds                                                  0.28%
Net interest margin                                                                    2.60%

                                                     Quarter Ended March 31, 2006
                                           ------------------------------------------------
                                              Average                            Yield/
(dollars in thousands)                        Balance        Interest(1)          Rate
----------------------------------------   --------------   --------------   --------------
Earning assets:
  Investment securities                    $   12,715,041   $      168,049             5.29%
  Loans:
    Commercial                                 16,884,583          290,843             6.98%
    Multi-Family                                        -                -             0.00%
    Consumer:
        Residential mortgages                  12,777,623          176,652             5.53%
        Home equity loans and
         lines of credit                        9,673,570          151,660             6.32%
        Total consumer loans secured
         by real estate                        22,451,193          328,312             5.87%
      Auto Loans                                4,409,850           61,383             5.65%
      Other                                       476,946            9,185             7.81%
    Total Consumer                             27,337,989          398,880             5.87%
  Total loans                                  44,222,572          689,723             6.29%
    Allowance for loan losses                    (419,386)
Total earning assets                           56,518,227   $      857,772             6.11%
Other assets                                    7,521,366
    Total assets                           $   64,039,593

Funding liabilities:
  Deposits and other customer related
   accounts:
        NOW accounts                       $    4,848,755   $        6,737             0.56%
        NOW accounts- government
         & wholesale                            4,275,759           47,772             4.53%
        Customer repurchase agreements          1,025,807            9,898             3.91%
        Savings accounts                        3,411,827            6,388             0.76%
        Money market accounts                   7,542,671           40,567             2.18%
        Money market accounts-
         wholesale                                648,202            7,501             4.69%
      Core and other customer related
       accounts                                21,753,021          118,863             2.22%
      Time deposits                            11,597,261          112,974             3.95%
  Total deposits and other customer
   related accounts                            33,350,282          231,837             2.82%
  Borrowings:
        Wholesale borrowings                   14,164,905          149,718             4.27%
        Other borrowings                        4,415,349           54,020             4.91%
  Total borrowings                             18,580,254          203,738             4.43%
Total funding liabilities                      51,930,536          435,575             3.39%
Non-interest bearing DDA                        5,086,989
Other liabilities                               1,125,329
    Total liabilities                          58,142,854
Stockholders' equity                            5,896,739
    Total liabilities and
     stockholders' equity                  $   64,039,593
Net interest income                                         $      422,197
Interest rate spread                                                                   2.72%
Contribution from interest free funds                                                  0.28%
Net interest margin                                                                    3.00%

(1)  Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS

                                       Mar. 31     Dec. 31      Sept. 30     June 30      Mar. 31
(dollars in thousands)                  2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Non-accrual loans:
  Consumer:
    Residential mortgages            $   38,396   $   33,682   $   35,365   $   34,812   $   31,874
    Home equity loans and
     lines of credit                     12,131       10,312       62,002       63,632       61,078
    Auto loans                              416          191          327          388          363
    Other consumer loans                  1,504        2,764        1,384        2,524        1,920
  Total consumer loans                   52,447       46,949       99,078      101,356       95,235
    Commercial real
     estate                              87,896       77,196       64,138       48,494       31,531
    Commercial and
     industrial and other                76,669       69,207       68,995       69,264       56,035
  Total non-accrual loans               217,012      193,352      232,211      219,114      182,801
    Restructured loans                      552          557          570          576          692
Total non-performing
 loans (1)                              217,564      193,909      232,781      219,690      183,493
  Real estate owned, net                 29,655       22,562       34,775       35,899       13,622
  Other repossessed assets                6,722        5,126        5,500        3,487        3,352
Total non-performing assets (1)      $  253,941   $  221,597   $  273,056   $  259,076   $  200,467

Non-performing loans as
 a percentage of
 loans (1)(2)                              0.39%        0.35%        0.37%        0.36%        0.41%
Non-performing assets as
 a percentage of total
 assets (1)(2)                             0.31%        0.27%        0.30%        0.29%        0.31%
Non-performing assets as
 a percentage of total
 loans, real estate
 owned and repossessed
 assets (1)(2)                             0.45%        0.40%        0.43%        0.42%        0.44%
Allowance for credit
 losses as a percentage
 of non-performing loans (1)                231%         251%         240%         251%         239%

NET LOAN CHARGE-OFFS

Quarters ended                         Mar. 31      Dec. 31      Sept. 30     June 30      Mar. 31
(in thousands)                          2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
    Commercial real estate           $    5,782   $     (282)  $    1,188   $    3,938   $     (744)
    Commercial and
     industrial and other (3)             6,089       18,651        6,402        4,718        8,948
Total commercial                         11,871       18,369        7,590        8,656        8,204
    Residential mortgages (4)               564        8,028          422          156          159
    Home equity loans and
     lines of credit (5)                  1,523      399,609       19,909       15,032       10,654
  Total consumer loans secured
   by real estate                         2,087      407,637       20,331       15,188       10,813
    Auto loans                           10,115        9,574        7,271        5,678        7,995
    Other consumer loans                     17          453          135          (97)       1,286
Total consumer                           12,219      417,664       27,737       20,769       20,094

Total loan charge-offs               $   24,090   $  436,033   $   35,327   $   29,425   $   28,298

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES

Quarters ended                         Mar. 31      Dec. 31      Sept. 30     June 30      Mar. 31
(in thousands)                          2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------

Provision for loan
 losses (6)                          $   45,239   $  364,309   $   45,437   $   47,113   $   30,559
Provision/(recoveries)
 for unfunded commitments                   761        1,652         (437)      (2,613)      (1,559)
Total provision for
 credit losses                       $   46,000   $  365,961   $   45,000   $   44,500   $   29,000

Allowance for loan
 losses                              $  487,286   $  471,030   $  544,482   $  537,372   $  421,860
Reserve for unfunded
 commitments                             16,016       15,255       13,603       14,040       16,653
Total allowance for
 credit losses                       $  503,302   $  486,285   $  558,085   $  551,412   $  438,513

(1) Non-performing loans and non-performing assets exclude $22.4 million of non-accrual loans at March 31, 2007 related to $578 million of correspondent home equity loans that had been previously classified as held for sale. Credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Non-performing loans and non-performing assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.

(2) The calculation of these ratios at March 31, 2007 excludes approximately $600 million of loans that have been marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.

(3) The fourth quarter of 2006 includes a $14 million commercial loan charge-off.

(4) Fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale.

(5) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.

(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

Quarters ended                           Mar. 31          Dec. 31          Sept. 30         June 30          Mar. 31
(in thousands)                             2007             2006             2006             2006            2006
-----------------------------------   --------------   --------------   --------------   --------------   --------------
  Demand deposit accounts             $    6,420,046   $    6,577,583   $    6,687,150   $    6,821,660   $    5,165,140
  NOW accounts                             6,159,701        6,333,667        6,347,484        6,306,173        4,940,276
  NOW accounts-government &
   wholesale                               5,856,899        4,293,056        4,170,334        4,749,015        4,169,729
  Customer repurchase agreements           1,462,288        1,487,251        1,457,129        1,205,345        1,086,010
  Savings accounts                         4,558,367        4,637,346        4,919,190        5,189,459        3,397,183
  Money market accounts                    9,452,904        8,875,354        8,380,908        9,185,266        7,561,492
  Money market accounts-
   government & wholesale                  3,090,988        4,116,417        4,068,655        3,136,336          822,825
  Time deposits                           15,561,764       16,063,880       16,752,764       15,999,234       11,677,492
Total deposits and other customer
 related accounts                     $   52,562,957   $   52,384,554   $   52,783,614   $   52,592,488   $   38,820,147

LOAN COMPOSITION - End of period

Quarters ended                           Mar. 31          Dec. 31          Sept. 30         June 30          Mar. 31
(in thousands)                             2007             2006             2006             2006            2006
-----------------------------------   --------------   --------------   --------------   --------------   --------------
  Commercial real estate              $   11,584,728   $   11,514,983   $   11,401,902   $   10,817,068   $    7,128,116
  Commercial industrial loans             12,908,765       12,654,746       11,212,315       10,722,844        8,994,845
  Multi-family                             4,806,028        5,768,451        5,970,795        6,134,167                -
  Other                                      552,691          534,164        1,399,313        1,325,842        1,127,936
Total commercial loans                    29,852,212       30,472,344       29,984,325       28,999,921       17,250,897
  Residential mortgages                   14,403,371       17,404,730       17,817,283       17,236,025       13,161,773
  Home equity loans and lines of
   credit                                  5,932,136        9,443,560       10,506,607       10,515,700        9,892,235
Total consumer loans secured
 by real estate                           20,335,507       26,848,290       28,323,890       27,751,725       23,054,008
  Auto loans                               5,526,953        4,848,204        4,431,891        4,399,047        4,400,980
  Other consumer loans                       410,825          419,758          437,614          459,418          458,528
Total consumer loans                      26,273,285       32,116,252       33,193,395       32,610,190       27,913,516

Total loans                           $   56,125,497   $   62,588,596   $   63,177,720   $   61,610,111   $   45,164,413

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

Quarters ended                           Mar. 31          Dec. 31          Sept. 30         June 30          Mar. 31
(in thousands)                             2007             2006             2006             2006            2006
-----------------------------------   --------------   --------------   --------------   --------------   --------------
  Demand deposit accounts             $    6,335,301   $    6,596,008   $    6,707,400   $    5,662,902   $    5,086,989
  NOW accounts                             5,994,720        6,125,347        6,085,520        5,245,597        4,848,755
  NOW accounts-government &
   wholesale                               4,876,155        4,660,198        4,769,445        5,100,516        4,275,759
  Customer repurchase agreements           1,486,310        1,499,900        1,273,055        1,114,934        1,025,807
  Savings accounts                         4,572,309        4,755,332        5,013,163        3,956,176        3,411,827
  Money market accounts                    9,150,410        8,688,901        9,050,048        8,082,178        7,542,671
  Money market accounts-
   government & wholesale                  3,642,754        3,999,190        4,017,420        1,516,528          648,202
  Time deposits                           15,747,878       16,469,164       16,504,794       13,193,359       11,597,261
Total deposits and other customer
 related accounts                     $   51,805,837   $   52,794,040   $   53,420,845   $   43,872,190   $   38,437,271

LOAN COMPOSITION - Average

Quarters ended                           Mar. 31          Dec. 31          Sept. 30         June 30          Mar. 31
(in thousands)                             2007             2006             2006             2006            2006
-----------------------------------   --------------   --------------   --------------   --------------   --------------
  Commercial real estate              $   11,513,005   $   11,421,431   $   10,869,370   $    8,358,231   $    7,193,994
  Commercial industrial loans             11,566,055       11,347,975       10,805,007        9,564,869        8,603,198
  Multi-family                             5,890,879        6,103,412        6,184,739        1,992,727                -
  Other                                    1,520,732        1,427,147        1,359,632        1,189,303        1,087,391
Total commercial loans                    30,490,671       30,299,965       29,218,748       21,105,130       16,884,583
  Residential mortgages                   15,592,954       17,897,922       17,860,553       14,467,374       12,777,623
  Home equity loans and lines of
   credit                                  9,497,940       10,145,548       10,519,717       10,129,080        9,673,570
Total consumer loans secured
 by real estate                           25,090,894       28,043,470       28,380,270       24,596,454       22,451,193
  Auto loans                               5,186,143        4,628,603        4,394,903        4,396,659        4,409,850
  Other consumer loans                       422,161          427,026          451,333          453,383          476,946
Total consumer loans                      30,699,198       33,099,099       33,226,506       29,446,496       27,337,989
Total loans                           $   61,189,869   $   63,399,064   $   62,445,254   $   50,551,626   $   44,222,572

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

                                                             Quarter Ended
                                                             Total dollars
(dollars in thousands, except        --------------------------------------------------------------
per share data - all amounts           Mar. 31     Dec. 31      Sept. 30     June 30      Mar. 31
are after tax)                          2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Net income/ (loss) as
 reported                            $   48,059   $ (129,440)  $  184,009   $  (59,056)  $  141,398
Dividends on preferred
 stock                                   (3,650)      (3,650)      (1,825)      (2,433)           -
Net income available to
 common shareholders                     44,409     (133,090)     182,184      (61,489)     141,398
Contingently convertible
 trust preferred interest
 expense, net of tax                          -            -        6,344            -        6,327
Net income/ (loss) for
 EPS purposes                        $   44,409   $ (133,090)  $  188,528   $  (61,489)  $  147,725

Non GAAP adjustments to
 adjust antidilutive EPS

Net income available to
 common shareholders                 $   44,409   $ (133,090)               $  (61,489)
Trust IV expense, net of tax              6,412        6,354                     6,335
Antidilutive net
 income/ (loss) for
 operating EPS calculation           $   50,821   $ (126,736)               $  (55,154)

Reconciliation to
 Operating earnings EPS

Net income/ (loss) for
 Operating earnings
 EPS purposes                        $   50,821   $ (126,736)  $  188,528   $  (55,154)  $  147,725
  Merger related and
   integration costs                      1,323        6,863       18,463        4,067       (1,819)
  Provision for loan losses                   -      192,374            -        8,125            -
  Loss on economic hedges                     -            -            -        7,402            -
  Loss on investment
   restructuring                              -       27,961            -      154,884            -
  Loss on mortgage
   banking loan sale
   restructuring                              -       14,954            -            -            -
  Loss on restructuring,
   other employee
   severance and debt
   repurchase charges                    12,771       51,134            -            -            -
  ESOP expense related to
   freezing of plan                      43,385            -            -            -            -
  Hedge loss on sale of
   multifamily loans                     (3,860)           -            -            -            -
  Impairment on FNMA and
   FHLMC preferred stock                      -            -            -       43,875            -
  Gain on redemption of
   FNMA and FHLMC
   preferred stock                         (953)           -            -            -            -
  Writedown on
   correspondent home
   equity loans                          76,394            -            -            -            -
  Proxy and related
   professional fees                       (249)           -            -            -        9,319
Operating earnings for
 EPS purposes                        $  179,632   $  166,550   $  206,991   $  163,199   $  155,225

Weighted average
 diluted shares for
 GAAP EPS                               475,115      473,404      506,135      412,000      410,366
Add back of diluted
 shares for operating
 EPS not factored into
 GAAP diluted shares
 due to antidilution (1)                 34,353       34,583            -       33,599            -
Adjusted weighted
 average diluted shares
 for Operating EPS                      509,468      507,987      506,135      445,599      410,366

(1) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first quarter of 2007 and the second and fourth quarters of 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

                                                             Quarter Ended
                                                               Per share
(dollars in thousands, except        --------------------------------------------------------------
per share data - all amounts           Mar. 31     Dec. 31      Sept. 30     June 30      Mar. 31
are after tax)                          2007         2006         2006         2006         2006
----------------------------------   ----------   ----------   ----------   ----------   ----------
Net income/ (loss)
 as reported

Dividends on preferred
 stock
Net income available to
 common shareholders
Contingently convertible
 trust preferred interest
  expense, net of tax
Net income/ (loss) for
 EPS purposes                        $     0.09   $    (0.28)  $     0.37   $    (0.15)  $     0.36

Non GAAP adjustments to
 adjust antidilutive EPS

Net income available to
 common shareholders
Trust IV expense, net
 of tax
Antidilutive net
 income/ (loss) for
 operating EPS calculation

Reconciliation to
 Operating earnings EPS

Net income/ (loss) for
 Operating earnings
 EPS purposes                        $     0.10   $    (0.25)  $     0.37   $    (0.12)  $     0.36
  Merger related and
   integration costs                       0.00         0.01         0.04         0.01        (0.00)
  Provision for loan losses                   -         0.38            -         0.02            -
  Loss on economic hedges                     -            -            -         0.02            -
  Loss on investment
   restructuring                              -         0.06            -         0.34            -
  Loss on mortgage banking
   loan sale restructuring                    -         0.03            -            -            -
  Loss on restructuring,
   other employee severance
   and debt repurchase
   charges                                 0.02         0.10            -            -            -
  ESOP expense related to
   freezing of plan                        0.09            -            -            -            -
  Hedge loss on sale of
   multifamily loans                      (0.01)           -            -            -            -
  Impairment on FNMA and
   FHLMC preferred stock                      -            -            -         0.10            -
  Gain on redemption of
   FNMA and FHLMC
   preferred stock                        (0.00)           -            -            -            -
  Writedown on
   correspondent home
   equity loans                            0.15            -            -            -            -
  Proxy and related
   professional fees                      (0.00)           -            -            -         0.02
Operating earnings for
 EPS purposes                        $     0.35   $     0.33   $     0.41   $     0.37   $     0.38

(1) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the first quarter of 2007 and the second and fourth quarters of 2006 since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

                                                                        Quarter Ended
                                      ----------------------------------------------------------------------------------
                                         Mar. 31           Dec. 31         Sept. 30         June 30         Mar. 31
(dollars in thousands)                     2007             2006             2006             2006            2006
-----------------------------------   --------------   --------------   --------------   --------------   --------------
Average Equity                        $    8,734,981   $    8,816,938   $    8,621,910   $    6,698,547   $    5,896,739
Average Goodwill                          (5,005,119)      (4,992,610)      (4,932,536)      (3,452,687)      (2,716,324)
Average CDI and other intangibles           (486,214)        (519,891)        (611,329)        (342,279)        (207,908)
Average Tangible Equity               $    3,243,648   $    3,304,437   $    3,078,045   $    2,903,581   $    2,972,507

Operating Return on Average Equity              8.34%            7.49%            9.52%            9.77%           10.68%
  Effect of Goodwill                           12.87%           11.32%           15.26%           11.62%            9.76%
  Effect of CDI and other
   intangibles                                  1.25%            1.18%            1.89%            1.15%            0.75%
Tangible Return on Average Equity              22.46%           20.00%           26.68%           22.54%           21.18%

SOURCE  Sovereign Bancorp, Inc.
    -0-                             04/18/2007
    /CONTACT: FINANCIAL CONTACTS - Mark McCollom, +1-610-208-6426, mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, sweikel@sovereignbank.com; MEDIA CONTACT - Ed Shultz, +1-610-378-6159, eshultz1@sovereignbank.com, all of Sovereign Bancorp, Inc./
    /Web site: http://www.sovereignbank.com /